Exhibit 99.1
Contact:
Kearstin Patterson
Director of Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Reports
Second Quarter 2011 Earnings Results

Franklin, Tenn. – August 4, 2011 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI), a biotechnology company specializing in the development and commercialization of innovative bioactive products to promote the healing of musculoskeletal injuries and diseases, today reported its financial results as of and for the three and six months ended June 30, 2011.  For the three months ended June 30, 2011, the Company reported a net loss of $8.2 million, or $0.29 per diluted share, compared to a net loss of $7.7 million, or $0.35 per diluted share, for the same period in 2010.  For the six months ended June 30, 2011, the Company reported a net loss of $16.2 million, or $0.58 per diluted share, compared to a net loss of $16.2 million, or $0.73 per diluted share, for the same period in 2010.  The Company ended the quarter with $74.8 million of cash and cash equivalents and investments.

2011 Second Quarter and Recent Product Developments

During the second quarter of 2011, the Company made the following advancements in its product development programs and other critical business areas:

Augment® Bone Graft

•
In May 2011, the Food & Drug Administration’s (FDA) Orthopaedic and Rehabilitation Devices Panel of the Medical Devices Advisory Committee voted in favor of the Company’s Augment Bone Graft on all three voting questions.  The panel of experts voted 12 to 6 in support of the safety of Augment Bone Graft when used as an alternative to autograft in hindfoot and ankle fusion procedures.  The panel also voted 10 to 8 in support of the efficacy of Augment, as well as 10 to 8 in support of the benefit to risk profile of the product for the same indication.  Augment received positive votes on all three recommendations from the three foot and ankle specialists and two oncologists serving on the panel, and a substantial majority of the practicing physicians. Also during the panel meeting, the FDA presented the panel with a number of non-voting questions that sought the panel’s input with respect to various issues. As part of that discussion, the panel highlighted a number of issues that the Company anticipates the FDA may require it to address. For example, the FDA may require additional pre- and post-approval clinical and non-clinical studies as conditions of Augment approval, which would delay such approval.

•
On July 11, the Company had a constructive meeting with the FDA regarding the review of Augment Bone Graft’s PMA application.  The Company expects to receive a follow-up letter from the FDA around September that will outline the post-panel requirements for approval of the product; however the FDA is not bound by a specific deadline.  The Company will update its guidance on the projected timing for U.S. approval of Augment following receipt of the FDA letter.

•	The Company has submitted an application to the Therapeutic Goods Administration (TGA) for approval of Augment Bone Graft in Australia and expects a decision in the second half of this year.

Additional Products

•
In April 2011, the Company initiated patient enrollment in a North American pivotal trial evaluating Augment® Injectable Bone Graft in hindfoot fusion indications.  The study is approved to enroll 201 patients at 25 clinical centers.  To date the trial has been approved at 19 hospitals and 28 patients have been enrolled.  Given certain comments made during the May FDA advisory committee meeting for Augment Bone Graft, the Company has re-engaged discussions with the FDA regarding the current Augment Injectable study design.  While no study design changes have been requested by the FDA since the panel meeting, the Company expects that the enrollment phase of the clinical trial will be extended to around mid 2012.  The PMA filing will be submitted with the final 12 month safety and efficacy data.  The product will follow a medical device approval pathway and has been assigned to the FDA’s Center for Devices and Radiological Health (CDRH).

•
In June, the Company reported that it completed enrollment of 30 patients in a pilot clinical trial to assess the safety and clinical utility of Augment® Rotator Cuff Graft for the repair of large rotator cuff tears.  This study’s objective is to determine the safety and performance of Augment Rotator Cuff for primary surgical treatment of full thickness rotator cuff tears.  To date, there have been no product related serious adverse events attributed to Augment Rotator Cuff in the study.  The Company expects to release data from this trial in the first half of 2012.

Corporate Activities

•
In June, the Company held its 2011 Annual Meeting of Stockholders.  The Company’s shareholders voted in favor of all proposals identified in the Proxy Statement. Re-elected to the board of directors for three year terms expiring at the 2014 Annual Meeting of Stockholders were Dr. Samuel E. Lynch, Larry W. Papasan and James G. Murphy who are all class III directors. Stockholders ratified the appointment of Ernst & Young LLP as BioMimetic’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  Stockholders also approved the amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 37,500,000 to 100,000,000.  Additionally, stockholders approved the compensation of the Company’s named executive officers in a non-binding advisory vote and voted in favor of conducting such a non-binding advisory vote on executive compensation once every year.

•
In July 2011, a complaint was filed in the United States District Court, Middle District of Tennessee, initiating a lawsuit against the Company, its chief executive officer and its chief financial officer on behalf of certain purchasers of BioMimetic common stock.  The complaint alleges that the Company, its chief executive officer and its chief financial officer violated federal securities laws by making materially false and misleading statements regarding the Company’s business, operations, management, future business prospects and the intrinsic value of the Company’s common stock, the safety and efficacy of Augment, its prospects for FDA approval and inadequacies in Augment’s clinical trials.  The Company and the individual defendants plan to vigorously defend against these claims.

“Much of 2011 has been focused on the approval process of Augment Bone Graft.  We continue to have constructive dialogue with the FDA and expect to receive a letter from the agency in the next two months outlining any pending requirements needed for approval of the product.  Upon receipt of this letter, we plan to communicate the main points to the marketplace and provide a timeline for potential approval of the product,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics.  “While awaiting clarity from the FDA on the approval pathway of Augment, we are continuing the ongoing clinical trials for our pipeline product candidates and prudently managing our pre-commercialization activities, without incurring extensive expenses, to position us to successfully launch Augment if approved.”

Additional Financial Results

As of June 30, 2011, the Company had approximately $16.5 million of cash and cash equivalents and $58.3 million of investments in U.S. government sponsored enterprise (“GSE”) securities, corporate bonds, municipal bonds and commercial paper.  These investments have maturity dates ranging from July 2011 through December 2012 with coupon rates ranging from 0.091% to 6.375%.

For the three and six months ended June 30, 2011, the Company reported total revenues of $0.4 million and $0.8 million, respectively, consisting of product sales, royalty income and sublicense fee income.  This compares to total revenues of $0.4 million and $0.7 million, respectively, recorded for the three and six months ended June 30, 2010.

Research and development expenses totaled $3.8 million for the three months ended June 30, 2011, compared to $3.9 million for the same period in 2010.  For the six months ended June 30, 2011, research and development expenses totaled $7.8 million, compared to $8.1 million for the same period in 2010.  During the six months ended June 30, 2011, clinical trial expenses decreased $0.3 million, salaries and benefits decreased $0.2 million, and regulatory expenses increased $0.2 million.  Research and development activities include outside professional services expenses, as well as salaries, wages and related benefits, payroll taxes and stock compensation expense for internal R&D personnel, and relate to new and ongoing clinical trials of our product candidates in the United States, Canada, Australia and the European Union, as well as continuing expenses associated with pre-clinical studies and regulatory filings.

General and administrative expenses totaled $4.7 million for the three months ended June 30, 2011, compared to $3.3 million for the same period in 2010.  For the six months ended June 30, 2011, general and administrative expenses totaled $8.7 million, compared to $7.1 million for the same period in 2010.  General and administrative expenses increased in 2011 as the Company expanded its sales, marketing and customer service capabilities in preparation for bringing the Company’s product candidates into commercialization. The increase for the six months ended June 30, 2011 includes a $0.5 million increase in royalty expense, a $1.3 million increase in the sales, marketing and customer service departments, and a $0.2 million decrease in general activities such as recruiting & relocation, charitable contributions, rent, utilities, taxes, licenses, and travel.

Although the Company continues to incur expenses in connection with its ongoing clinical trials and its preparation for an anticipated U.S. commercial launch of Augment, in view of the uncertainty regarding the timing of the FDA approval of Augment, the Company is re-evaluating all development and commercialization plans, and anticipates that it will seek to curtail expenses until greater clarity is obtained from the FDA regarding an approval pathway for Augment.  Such efforts may result in delaying further increases in the Company’s staffing, delaying certain development programs, and postponing certain activities relating to the build-out of its warehouse, distribution and manufacturing facility.

2011 Financial Guidance

Based on current operating plans, sales and marketing costs associated with the launch of Augment Bone Graft, forecasted timing and costs of clinical trials and other product development programs, the Company anticipates its 2011 year-end balance of cash, cash equivalents and investments to range from $55.0 to $62.0 million, and anticipates its net cash use will be between $32.0 and $39.0 million.  Net loss for the year ending December 31, 2011 is forecasted to be in the range of $32.0 to $39.0 million.

Conference Call and Webcast

As previously announced, BioMimetic will be hosting a conference call and webcast on Friday, August 5, 2011 at 8:30 a.m. EDT to discuss the second quarter financial results.  A live webcast of the conference call will be available on the Investor Relations section of BioMimetic’s website at www.biomimetics.com.  The webcast will be archived on the website for at least 30 days.

The conference call may be accessed on August 5, 2011 by dialing (877) 224-4059 for the U.S. and Canada.  The pass code for the call is 87363322.  The international dial in number is (706) 902-2069 and the same pass code applies.   Participants should dial in 10 minutes prior to the call.

About BioMimetic Therapeutics

BioMimetic Therapeutics (NASDAQ: BMTI) specializes in the development and commercialization of clinically proven products to promote the healing of musculoskeletal injuries and diseases, including therapies for orthopedics and sports medicine applications.  All Augment branded products are based upon recombinant human platelet-derived growth factor (rhPDGF-BB), which is an engineered form of PDGF, one of the body's principal agents to stimulate and direct healing and regeneration.  Through the commercialization of this patented technology, BioMimetic seeks to become the leading company in the field of regenerative medicine by providing new treatment options for the repair of bone, cartilage, tendons and ligaments.

In May 2011, the United States FDA Orthopedic and Rehabilitation Devices Panel of the Medical Devices Advisory Committee voted favorably on the safety, efficacy and risk profile for the use of Augment® Bone Graft as an alternative to autograft in hindfoot and ankle fusions.

In November 2009, BioMimetic received regulatory approval to begin marketing Augment Bone Graft as an alternative to autograft in foot and ankle fusion indications in Canada.

In 2005, BioMimetic received marketing approval from the FDA for GEM 21S® (rhPDGF-BB/β-TCP), a grafting material for bone and periodontal regeneration.

In addition to Augment Bone Graft, the Company is currently sponsoring clinical trials with Augment® Injectable Bone Graft for the treatment of hindfoot fusions and Augment® Rotator Cuff Graft for the surgical treatment of rotator cuff tears.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dental related product and markets it through its Osteohealth division in the United States and Canada.

For further information contact Kearstin Patterson, director of corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the current intent and expectations of the management of BioMimetic.  These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Forward-looking statements include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations that are not historical facts.  The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including that, despite the FDA Advisory Panel’s votes in favor of Augment, the FDA may determine that Augment’s Pre-Marketing Application is not approvable, or require additional clinical and/or non-clinical studies before approving Augment, or impose labeling restrictions on any approval of Augment that would significantly reduce Augment’s potential market.  We may be unable to design studies that satisfactorily address certain issues that the FDA may raise.  Even if we are able to design adequate studies, such studies may be very time consuming and costly, and their results may be uncertain or negative. Further, BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s products, the approval process for and the commercialization of its product candidates, preclinical and clinical development activities, risks relating to potential securities claims, product liability claims, other litigation or claims or regulatory inquiries that have been and may be brought against BioMimetic and its officers and directors, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission.  Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, and has no policy of doing so.  In addition, BioMimetic undertakes no responsibility for changes made to this document by wire services or Internet services.

BIOMIMETIC THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$16,509,347	$11,628,329
Investments - short term	52,337,888	65,751,039
Receivables - trade	54,081	8,050
Receivables - other	428,406	468,380
Inventory	3,559,512	2,258,193
Prepaid expenses	714,262	588,063
Total current assets	73,603,496	80,702,054
Investments - long term	5,999,780	15,001,765
Prepaid expenses - long term	10,298	5,252
Property and equipment, net	8,773,890	7,592,820
Capitalized patent license fees, net	2,261,465	1,867,937
Deposits	415,000	385,000
Total assets	$91,063,929	$105,554,828

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,461,518	$1,670,830
Accrued payroll, employee benefits and payroll taxes	1,875,355	2,590,126
Other accrued expenses	2,810,071	1,908,680
Current portion of capital lease obligations	83,060	78,665
Deferred revenue	973,849	971,188
Total current liabilities	7,203,853	7,219,489
Accrued rent - related party	592,659	419,465
Capital lease obligations	173,900	215,644
Deferred revenue	14,094,226	14,578,490
Total liabilities	22,064,638	22,433,088

Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized;
no shares issued and outstanding as of June 30, 2011
and December 31, 2010	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
28,001,018 shares issued and outstanding as of June 30, 2011;
27,925,984 shares issued and outstanding as of December 31, 2010	28,001	27,926
Additional paid-in capital	212,607,411	210,553,647
Accumulated other comprehensive income (loss)	15,601	(2,462)
Accumulated deficit	(143,651,722)	(127,457,371)
Total stockholders’ equity	68,999,291	83,121,740
Total liabilities and stockholders’ equity	$91,063,929	$105,554,828

BIOMIMETIC THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Product sales	$72,868	$-	$148,912	$-
Royalty income	124,281	132,432	207,451	245,290
Sublicense fee income	242,132	242,132	481,603	481,603
Total revenues	439,281	374,564	837,966	726,893
Costs and expenses:
Cost of sales (exclusive of depreciation and
amortization shown separately below)	9,136	-	21,834	-
Research and development	3,763,403	3,934,333	7,848,235	8,117,883
General and administrative	4,653,058	3,252,066	8,675,315	7,080,975
Depreciation and capital lease amortization	270,102	325,604	534,350	643,892
Patent license fee amortization	9,551	546,136	17,609	1,092,258
Total costs and expenses	8,705,250	8,058,139	17,097,343	16,935,008
Loss from operations	(8,265,969)	(7,683,575)	(16,259,377)	(16,208,115)
Interest expense, net	(1,727)	(584)	(2,342)	(2,332)
Investment income, net	26,493	29,274	66,170	60,801
Gain (loss) on disposal of equipment and other transactions	166	(200)	1,198	(27,680)
Loss before income taxes	(8,241,037)	(7,655,085)	(16,194,351)	(16,177,326)
Income taxes	-	-	-	-
Net loss	$(8,241,037)	$(7,655,085)	$(16,194,351)	$(16,177,326)
Basic and diluted net loss per share	$(0.29)	$(0.35)	$(0.58)	$(0.73)
Weighted average shares used to compute
basic and diluted net loss per share	27,983,648	22,120,996	27,957,662	22,016,584